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                                                                     Exhibit 5.1


                                  [LETTERHEAD]
                               HALE AND DORR LLP
                               COUNSELORS AT LAW

                                WWW.HALEDORR.COM
                       60 STATE STREET -- BOSTON, MA 02109
                         617-526-6000 -- FAX 617-526-5000


                                                    January 8, 2001


BioTransplant Incorporated
Building 75, 3rd Avenue
Charlestown Navy Yard
Charlestown, MA 02129

Ladies and Gentlemen:

       This opinion is furnished to you in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by BioTransplant Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchanged Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to 5,610,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Agreement and Plan of Merger, dated as of December 8, 2000, by and among the Company, BT/EL Acquisition Co. and Eligix, Inc. (the "Merger Agreement").

       We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of the meetings of the Board of Directors of the Company as provided to us by the Company, record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

       In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of all such documents and the legal competence of all signatories to such documents.

       We assume that the appropriate action will be taken, prior to the issuance of the Shares in accordance with the Merger Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

       We express no opinion with respect to the applicability of any law other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and United States Federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the


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BioTransplant Incorporated
January 8, 2001
Page 2


Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

       Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company have been duly authorized for issuance and, when such Shares are issued in accordance with the terms and conditions of the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

       It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

       Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                        Very truly yours,

                                        /s/ Hale and Dorr LLP
                                        ------------------------------------
                                        Hale and Dorr LLP